Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:13 PM 04/08/2008
FILED 05:35 PM 04/08/2008
SRV 080407268 – 4530900 FILE

CERTIFICATE OF INCORPORATION

OF

Hammond Consultant Associates, Inc.

FIRST:

The name of the corporation is: Hammond Consultant Associates, Inc.

SECOND:

The address of the registered office of the corporation in the State of Delaware is located at:

108 West 13th Street, Wilmington, Delaware 19801

Located in the County of New Castle

The name of the registered agent at the address is

Business Filings Incorporated

THIRD:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:

The total number of shares of stock which the corporation is authorized to issue is 95000000 shares of common stock having a 0.0001 par value and 5000000 shares of preferred stock having a 0.0001 par value.

FIFTH:

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission accruing prior to the time this Article became effective.

SIXTH:

The name and address of the incorporator is Business Filings Incorporated, 8040 Excelsior Dr., Suite 200, Madison, WI 53717.

SEVENTH:

The name and address of the director of the corporation is:

Cy Hammond, 21 Country Club Road, Trumbull, Connecticut 06611-3203

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

/s/ Mark Williams

Business Filings Incorporated, Incorporator

Dated: April 8, 2008

Mark Williams, A.V.P.